Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report on Pioneer Limited Maturity Bond Fund dated January 8, 2001 and our report on Pioneer Bond Fund dated August 11, 2000 (and to all references to our firm) included in or made a part of this Post-Effective Amendment Number 1 to the Registration Statement on Form N-14 of Pioneer Bond Fund (Registration Statement File No. 333-64582).

                                        /s/Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
August 14, 2001